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                                 CONFORMED COPY





               __________________________________________________

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          SOFTKEY INTERNATIONAL INC.,

                                 SCHOOLCO INC.

                                      and

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)


                          Dated as of October 30, 1995

               __________________________________________________

                                                        TABLE OF CONTENTS


                                                            ARTICLE I
                                                            THE MERGER

Section 1.1      The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.2      Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.3      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2


                                                              ARTICLE II
                                                      THE SURVIVING CORPORATION

Section 2.1      Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 2.2      By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 2.3      Directors and Officers of
                   Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3


                                                             ARTICLE III
                                                         CONVERSION OF SHARES

Section 3.1      Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 3.2      Exchange of Company Common
                   Stock; Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 3.3      Dividends; Escheat . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 3.4      No Fractional Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 3.5      Closing of Company Transfer
                   Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 3.6      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8


                                                              ARTICLE IV
                                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1      Corporate Organization;
                   Related Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 4.2      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 4.3      Authority Relative to This
                   Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 4.4      Consents and Approvals;
                   No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 4.5      Reports and Financial
                   Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 4.6      Absence of Certain Changes
                   or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 4.7      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

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

Section 4.8      Absence of Undisclosed
                   Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 4.9      No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 4.10     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 4.11     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 4.12     Stockholder Rights Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 4.13     Information in Disclosure Documents
                   and Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 4.14     Employee Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 4.15     Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 4.16     Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 4.17     MBCA Sections 302A.671
                   and 302A.673 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 4.18     Affiliate Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 4.19     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24


                                                              ARTICLE V
                                               REPRESENTATIONS AND WARRANTIES OF PARENT

Section 5.1      Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 5.2      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 5.3      Authority Relative to This
                   Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 5.4      Consents and Approvals;
                   No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 5.5      Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 5.6      Absence of Certain Changes or
                   Events; Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 5.7      Absence of Undisclosed
                   Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 5.8      No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 5.9      Information in Disclosure Documents
                   and Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 5.10     Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 5.11     Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                                              ARTICLE VI
                                                CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1      Conduct of Business by the Company
                   Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 6.2      Conduct of Business by Parent
                   Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 6.3      Conduct of Business of Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

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
                                                             ARTICLE VII
                                                        ADDITIONAL AGREEMENTS

Section 7.1      Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 7.2      No Other Negotiations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 7.3      Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 7.4      Proxy Statement-Prospectus;
                   Stockholder Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 7.5      Compliance with the Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 7.6      Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 7.7      Voting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 7.8      Company Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 7.9      Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 7.10     Directors' and Officers'
                   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 7.11     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 7.12     Listing Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 7.13     Supplemental Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 7.14     Letters of Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 7.15     Conveyance Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 7.16     Non-solicitation of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 7.17     Exchange Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


                                                             ARTICLE VIII
                                               CONDITIONS TO CONSUMMATION OF THE MERGER

Section 8.1      Conditions to Each Party's
                   Obligation to Effect the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 8.2      Conditions to Obligations of Parent
                   and Sub to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 8.3      Conditions to Obligation of the
                   Company to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47


                                                              ARTICLE IX
                                                             TERMINATION

Section 9.1      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 9.2      Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50


                                                              ARTICLE X
                                                          GENERAL PROVISIONS

Section 10.1     Amendment and Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 10.2     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 10.3     Survivability; Investigations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

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
Section 10.4     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 10.5     Descriptive Headings; Interpretation . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 10.6     Entire Agreement; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 10.7     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 10.8     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 10.9     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

Exhibits

A        Voting Agreement

B        Form of Affiliate Letter





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
                                                    Glossary of Defined Terms
                                                    -------------------------

Term                                                                                                           Section
----                                                                                                           -------
Acquisition Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9.2(b)
Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.5(a)
Affiliate Letters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.5(b)
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Allen & Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.16
Alternative Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.2(a)
Bear Stearns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.11
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.2(b)
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1.3
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1.3
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Company Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.1(d)
Company Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.14(a)
Company SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.5
Company Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.1(d)
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1
Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.4
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.1(a)
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1.2
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.14(a)
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.14(a)
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.4
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.2(a)
Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.1(a)
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.5
Gardner, Carton . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8.3(c)
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.4
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.4
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.11
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.4
MBCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1.1
NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.4
New Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.8
NNM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3.1
North American  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.7
Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.1(a)
Parent Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.1
Parent SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5.5

                                                              v
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
Parent Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2(a)
Parent Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.1(b)
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.5
Proxy Statement-Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.13
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.13
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.5
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.10(b)(iv)
Skadden, Arps . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.2(d)
Stockholder Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.12
Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Sub Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1(c)
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1(b)
Superior Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.2(a)
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1
Tax(es) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.10(c)
Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.10(b)(i)
Voting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble


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
                          AGREEMENT AND PLAN OF MERGER


                 AGREEMENT AND PLAN OF MERGER, dated as of October 30, 1995 (this "AGREEMENT"), by and among SoftKey International Inc., a Delaware corporation ("PARENT"), SchoolCo Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("SUB"), and Minnesota Educational Computing Corporation (MECC), a Minnesota corporation (the "COMPANY").

                 WHEREAS, the Boards of Directors of Parent and Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors (and Parent as the sole stockholder of Sub) have approved this Agreement and the merger of Sub with and into the Company in accordance with the terms of this Agreement and, in the case of Parent, the General Corporation Law of the State of Delaware (the "DGCL") and, in the case of Sub and the Company, the Minnesota Business Corporation Act (the "MBCA"); and

                 WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, a holder of shares of the Common Stock, par value $.01 per share (the "COMPANY COMMON STOCK"), of the Company, is entering into an agreement with Parent in the form attached hereto as Exhibit A (the "VOTING AGREEMENT") to vote certain shares of Company Common Stock according to the terms set forth in the Voting Agreement; and

                 WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                               ARTICLE ARTICLE I


                                   THE MERGER
                                   ----------

                 Section 1.1 THE MERGER. In accordance with the provisions of this Agreement and the MBCA, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company (the "MERGER"), the separate existence of Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter called the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of the State of Minnesota. The Merger shall have the effects set forth in Section 302A.641 of the MBCA. At Parent's option, the Merger may be structured so that (i) any direct subsidiary of Parent other than Sub is merged with and into the Company or (ii) the Company is merged with and into Parent or any direct subsidiary of Parent. In the event of such an election by Parent, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                 Section 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the time of filing of properly executed Articles of Merger in the form required by and executed in accordance with the provisions of
Section 302A.615 of the MBCA. The parties hereto shall cause such filing to be made as soon as practicable after the Closing (as defined in Section 1.3). When used in this Agreement, the term "EFFECTIVE TIME" shall mean the date and time at which the Merger shall become effective.

                 Section 1.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, One Beacon Street, Boston, Massachusetts, at 10:00 a.m., local time, on the day on which all of the conditions set forth in Article VIII are satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree (such date, the "CLOSING DATE").

                               ARTICLE ARTICLE II


                           THE SURVIVING CORPORATION
                           -------------------------

                 Section 2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Minnesota Educational Computing Corporation (MECC)."

                 Section 2.2 BY-LAWS. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

                 Section 2.3    DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

                          (a)   The directors of Sub at the Effective Time
shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                          (b)   The officers of the Company at the Effective
Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                              ARTICLE ARTICLE III


                              CONVERSION OF SHARES
                              --------------------

                 Section 3.1 EXCHANGE RATIO. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                          (a)   Each share of Company Common Stock issued and
outstanding immediately prior to the Effective

Time (other than (i) shares to be cancelled in accordance with Section 3.1(b) and (ii) shares as to which dissenters rights shall have been duly demanded pursuant to Sections 302A.471 and 302A.473 of the MBCA ("DISSENTING SHARES")) shall be converted into the right to receive a number of shares of Common Stock, par value $.01 per share (the "PARENT COMMON STOCK"), of Parent, equal to the result obtained by dividing $40 by the volume weighted average of the closing prices for the Parent Common Stock on the Nasdaq National Market ("NNM") for the twenty full trading days ending on the third full trading day prior to the Effective Time (the "EXCHANGE RATIO"), payable upon the surrender of the certificate formerly representing such share of Company Common Stock in accordance with Section 3.2 hereof; PROVIDED, HOWEVER, that in no event shall the Exchange Ratio be greater than 1.14286 or less than .88889;

                          (b)  All shares of Company Common Stock that, in
either case, are (i) held by the Company as treasury shares or (ii) owned by Parent or any wholly-owned Subsidiary of Parent, shall be cancelled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the term "SUBSIDIARY" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (y) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries.

                          (c)  The share of Common Stock, no par value per
share ("SUB COMMON STOCK"), of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                          (d)  Each outstanding option to purchase Company
Common Stock (each, a "COMPANY STOCK OPTION") shall be assumed by Parent as more specifically provided in Section 7.8.

                          (e)  The holders of Dissenting Shares, if any, shall
be entitled to payment by the Surviving Corporation (or at the election of Parent, by Parent or an affiliate of Parent) of the fair value of such shares in cash to the extent permitted by and in accordance with the provisions of Sections 302A.471 and 302A.473 of the MBCA; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall deliver a written withdrawal of such holder's demand for fair value of such shares, or (ii) if any holder fails to establish such holder's entitlement to rights to payment as provided in such Section 302A.473, such holder or holders (as the case may be) shall forfeit such right to payment for such shares and such shares shall thereupon be deemed to have been converted into the right to receive shares of Parent Common Stock pursuant to Section 3.1(a) as of the Effective Time. Unless Parent shall have made the election referred to in the first sentence of this Section 3.2(e), the Surviving Corporation shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares, and such amounts shall not be paid directly or indirectly by Parent. The Company shall notify Parent of each demand for dissenters' rights under the MBCA promptly after such demand is received by the Company.

                 Section 3.2    EXCHANGE OF COMPANY COMMON STOCK; PROCEDURES.

                          (a)  Prior to the Closing Date, Parent shall
designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent hereunder (the "EXCHANGE AGENT"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock, which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time.

                          (b)  As soon as practicable after the Effective Time,
Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") that were converted pursuant to Section 3.1 into the right to receive shares of Parent Common Stock (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, (y) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.4, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled and (z) any dividends or distributions to which such holder may be entitled pursuant to
Section 3.3. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and any dividends or distributions, which may be payable pursuant to Section 3.3 hereof.

                 Section 3.3 DIVIDENDS; ESCHEAT. No dividends or distributions that are declared on shares of Parent Common Stock will be paid to persons entitled to receive certificates representing shares of Parent Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date on or after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company Common Stock who have not theretofore complied with this Article III shall look thereafter only to the Surviving Corporation for the shares of Parent Common Stock, any dividends or distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Common Stock for any shares of Parent Common Stock, any dividends or distributions thereon or any cash in lieu of fractional shares thereof delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 Section 3.4 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying
(i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) and (ii) the average of the per share closing prices for Parent Common Stock on the NNM for the five trading days immediately preceding the Effective Time.

                 Section 3.5 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III.

                 Section 3.6 FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.


                               ARTICLE ARTICLE IV


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

         The Company represents and warrants to Parent and Sub as follows:

                 Section 4.1    CORPORATE ORGANIZATION; RELATED ENTITIES.

                          (a)  The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Schedule 4.1(a) lists, and the Company is duly qualified or licensed as a foreign corporation to do business and is in good standing in, every jurisdiction where the character of the Company's properties (owned or leased) or the nature of its activities makes such qualification or licensure necessary, except for failures, if any, to be so qualified or licensed which would not in the aggregate have a Company Material Adverse Effect (as hereinafter defined).

                          (b)  Except as set forth on Schedule 4.1(b), the
Company does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any business, joint venture, partnership or other entity.

                          (c)  The copies of the Articles of Incorporation and
By-Laws of the Company heretofore delivered to Parent are complete and correct copies of such instruments as presently in effect.

                          (d)  As used in this Agreement, any reference to any
event, change or effect having a "COMPANY MATERIAL ADVERSE EFFECT" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Company or to the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

                 Section 4.2    CAPITALIZATION.

                          (a)  As of the date of this Agreement, the
authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, 8,023,080 of which are issued and outstanding; 1,000,000 shares of Series A redeemable preferred shares, par value $5.00 per share, none of which are issued or outstanding; and 9,000,000 undesignated preferred shares, par value $5.00 per share, none of which are issued or outstanding. As of the date of this Agreement, 1,365,002 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Options and all other employee benefit plans of the Company. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable.

                          (b)  Except as disclosed in this Section 4.2 or on
Schedule 4.2(b), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from the Company any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which the Company is a party or is bound with respect to the voting of the capital stock of the Company.

                          (c)  Except as set forth on Schedule 4.2(c), none of
the awards, grants or other agreements pursuant to which Company Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" or similar events.

                 Section 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by
Section 7.4(a) with respect to this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                 Section 4.4    CONSENTS AND APPROVALS; NO VIOLATIONS.
Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the charter, by-laws or other organizational documents of the Company, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "GOVERNMENTAL ENTITY"), except in connection with or in order to comply with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), for the filing of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "SECURITIES ACT") with respect to Parent Common Stock to be offered to the Company stockholders, the filing of the Proxy Statement-Prospectus under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), filings or approvals required under state securities or "blue sky" laws, the By-Laws of the National Association of Securities Dealers (the "NASD") and the filing and recordation of Articles of Merger as required by the MBCA, (iii) except as set forth on Schedule 4.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("LIENS"), on any property or asset of the Company pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (each, a "CONTRACT") to which the Company is a party or by which it or any of its properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its properties or assets, except, in the case of clauses (ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in the aggregate, a Company Material Adverse Effect.

                 Section 4.5    REPORTS AND FINANCIAL STATEMENTS.  The
Company has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act since March 31, 1994 (collectively, the "COMPANY SEC REPORTS"), and has previously made available to Parent true and complete copies of all such Company SEC Reports. Such Company SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the financial position of the Company as at the dates thereof and the results of operations and cash flows of the Company for the periods then ended. Since March 31, 1994, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company.

                 Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 4.6 or in the Company SEC Reports filed as of the date of this Agreement, since March 31, 1995, (i) the Company has not conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section
6.1 and (ii) there has not been any fact, event, circumstance or change affecting or relating to the Company which has had or is reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 4.6 or as would not represent a Company Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which the Company is a party.

                 Section 4.7    LITIGATION.  Except as disclosed on
Schedule 4.7 and except for litigation disclosed in the notes to the financial statements included in the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1995 or in the Company SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or with respect to which the Company could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which could reasonably be expected to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company having, or which, insofar as can reasonably be foreseen, in the future may have a Company Material Adverse Effect.

                 Section 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports or which were incurred after June 30, 1995 in the ordinary course of business and consistent with past practice, and except as set forth on Schedule 4.8, the Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which could reasonably be expected to have a Company Material Adverse Effect.

                 Section 4.9    NO DEFAULT.  Except as set forth in
Schedule 4.9, the Company is not in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) the Company's Articles of Incorporation or By-Laws, or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its properties or assets or (y) any Contract to which the Company is a party or by which the Company or any of its properties or assets may be bound, except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company has, and is in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable it to own its business and conduct its business as currently conducted and as currently proposed to be conducted by the Company and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (x) would render legally impermissible the transactions contemplated hereby or (y) could reasonably be expected to result in the material impairment of the continued use or exercise by the Company after the date hereof of any material right used or exercised (or reasonably expected to be used or exercised) by the Company, in the conduct of the Company's business as currently conducted and as currently proposed to be conducted by the Company or (z) could reasonably be expected to have a Company Material Adverse Effect.

                 Section 4.10    TAXES.

                          (a)  The Company has heretofore delivered or will
make available to Parent true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company for the period from January 3, 1991 to March 31, 1991, and for each of the Company's years ended March 31, 1992, 1993 and 1994, inclusive.

                          (b)  Except as disclosed in Schedule 4.10(b):

                              (i)        All returns, declarations,
reports, estimates, statements, schedules or other information or document with respect to Taxes (as hereinafter defined)(collectively, "TAX RETURNS") required to be filed by the Company have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete. The Company is not required to file any state Tax Returns other than in the State of Minnesota.

                              (ii)       The Company has timely paid
all Taxes due or claimed to be due from it by any federal, state, local, foreign or other taxing authority.

                              (iii)      There are no liens for Taxes
upon the assets of the Company except Liens for Taxes not yet due and payable.

                              (iv)       No Tax Returns of the
Company have been examined by the Internal Revenue Service (the "SERVICE"). No deficiency for any Taxes has been proposed, asserted or assessed against the Company which has not been resolved and paid in full. There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by the Company (including the time for filing of Tax Returns or paying Taxes).

                              (v)        The Company has not made any
change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which could reasonably be expected to have a Company Material Adverse Effect.

                              (vi)       The Company has complied in
all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                              (vii)      Other than as set forth in
Schedule 4.10(b)(vii), no audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of the Company, and the Company has not received a written notice of any pending audits or proceedings. Schedule 4.10(b)(vii) shall set forth the nature of any such audit or proceeding, the type of Tax Return, any deficiencies proposed, asserted or assessed and the amount thereof and the tax year in question.

                              (viii)     The Company is not a
party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

                              (ix)       There are no outstanding
requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company.

                              (x)        No power of attorney granted
by the Company with respect to any Taxes is currently in force.

                              (xi)       The Company has not, with
regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

                              (xii)      The Company has identified
for Parent all agreements, contracts and arrangements with the Company, and has provided to Parent all such information as of the date hereof concerning the Company and its employees as may be necessary to enable Parent to determine the amount, if any, of any "excess parachute payment" within the meaning of Section 280G of the Code that could result solely from the transactions contemplated by this Agreement.

                              (xiii)     The Company is not and has not been
during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code a "United States real property holding company" (as defined in Section 897(c)(2) of the Code).

                              (xiv)      The Company has not
participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

                              (xv)       The charges, accruals and
reserves for Taxes reflected on the books of the Company are adequate under GAAP to cover the Tax liabilities accruing or payable by the Company in respect of periods prior to the date hereof.

                              (xvi)      The Company is not subject
to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

                              (xvii)     The Company is not
subject to liability for Taxes of any other person (other than with respect to the Company), including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of Tax law.

                              (xviii)    The shares of Company Common Stock
are of "a class of stock that is regularly traded on an established securities market" within the meaning of Section 1445(b)(6) of the Code.

                          (c)  For purposes of this Agreement, "TAXES"
(including, with correlative meaning, the term "Tax") shall include all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

                 Section 4.11 INTELLECTUAL PROPERTY. The Company owns, licenses or otherwise has such rights to use, sell, license or dispose of all industrial and intellectual property rights, including without limitation all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, computer programs, content and other computer software (including CD-ROMs), source code and object code for the software programs already published, currently being published, or proposed to be published by the Company, technology, know-how, trade secrets, proprietary processes and formulae (collectively, "INTELLECTUAL PROPERTY") as are material to the conduct of the business of the Company as currently conducted. Set forth on Schedule 4.11 is a true and complete listing of (i) all titles currently marketed by the Company, whether owned by the Company or licensed from others, indicating which are owned by the Company and, for any that are licensed from others, the identity of the licensor, (ii) all of the Company's registered trademarks and pending applications for trademark registrations, (iii) trademarks that are used in conjunction with the titles currently marketed by the Company and are licensed from third parties, indicating the identity of the licensor, and (iv) the Company's registered copyrights and pending applications for copyright registration. The rights of the Company to all such Intellectual Property are in full force. Except as set forth on Schedule 4.11:

                          (a)  the Company has the rights to bring
actions for the infringement of its rights to the Intellectual Property necessary to protect such rights in the Intellectual Property, with such exceptions as could not reasonably be expected to have in the aggregate a Company Material Adverse Effect; Schedule 4.11(a) sets forth a list, for the period from April 1, 1995 through September 30, 1995, of the twenty-one titles the distribution of which generated for the Company the highest net revenue during such period, such twenty-one titles accounting for at least 65% of the net revenue generated from distribution of titles during such period, indicating the net revenue generated during such period attributable to each of such titles, and the aggregate amount of all ongoing, periodic royalties, honoraria, fees or other payments paid by the Company during such period for each such title to any individual, corporation, partnership, joint venture, association, organization or other entity by reason of ownership, use, licensure, sale or disposition of any Intellectual Property contained in or relating to the use, sale or license of such title; and the consummation of the transactions contemplated hereby will not (i) give rise to any right of termination, amendment, renegotiation, cancellation or acceleration with respect to any license or other agreement to use, sell, license or dispose of such Intellectual Property which could reasonably be expected to have in the aggregate a Company Material Adverse Effect or (ii) in any way impair any currently existing right of the Company to use, sell, license or dispose of or to bring any action for the in-fringement of any of the rights of the Company to the Intellectual
Property or any portion thereof;

                          (b)  none of the former or present employees,
officers or directors of the Company holds any right,   title or interest,
directly or indirectly, in whole or in part, in or to any Intellectual Property owned by the Company; the Company does not license from any present or, to the Company's knowledge, former employees, officers or directors of the Company any Intellectual Property which is necessary for the business of the Company as presently conducted; the Company is not a party to any employment contract, patent disclosure agreement or any other contract or agreement with any employee of the Company relating to any Intellectual Property;

                          (c)  each license and other agreement with respect
to the use of any Intellectual Property currently used in the Company's business
is a valid, legally binding obligation of the   Company and, to the best
knowledge of the Company, all other parties thereto, enforceable in accordance with its terms, with such exceptions as could not reasonably be expected to have in the aggregate a Company Material Adverse Effect and except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and the Company is not in breach, violation or default thereof (and no event has occurred which with the giving of notice or the passage of time or both would constitute such a breach, violation or default or give rise to any right of termination, amendment, renegotiation, cancellation or acceleration under any such license or agreement), and the Company has no reason to believe that any other party to any such license or other agreement is in breach, violation or default thereof, other than, in each case, such breaches, violations and defaults as could not reasonably be expected to have in the aggregate a Company Material Adverse Effect;

                          (d)  the manufacture, marketing, use, sale,
licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by the Company or in the manner currently proposed to be used, sold, licensed or disposed of by the

Company does not and will not violate any license or agreement between the Company and any third party or to the knowledge of the Company based on representations and warranties from third parties from whom Intellectual Property is licensed by the Company, infringe on the rights of any person, nor has such an infringement been alleged within three years preceding the date of this Agreement (other than such as have been resolved); there is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any Intellectual Property in the manner in which currently used, sold, licensed or disposed of by the Company, nor is there a valid basis for any such claim or litigation, nor has the Company received any notice asserting that the proposed use, sale, license or disposition by the Company of any of the Intellectual Property of the Company conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case, with such exceptions as could not reasonably be expected in the aggregate to have a Company Material Adverse Effect; and the Company has not asserted any claim of infringement, misappropriation or misuse within the past three years.

                 Section 4.12 STOCKHOLDER RIGHTS PLAN. The Company has not proposed, adopted, approved or implemented any stockholder rights plan, or authorized the issuance of any similar dividend or the distribution of any securities to its stockholders, or entered into any agreement with respect to the foregoing (any such plan, authorization, dividend, distribution or agreement being referred to herein as a "STOCKHOLDER RIGHTS PLAN"), which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Voting Agreement, in each case by the respective parties thereto.

                 Section 4.13 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by the Company for inclusion in (i) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (the "REGISTRATION STATEMENT") or (ii) the joint proxy statement-prospectus to be distributed in connection with Parent's and the Company's meetings of stockholders to vote upon this Agreement (the "PROXY STATEMENT-PROSPECTUS") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or its representatives for inclusion in the Proxy Statement-Prospectus or with respect to information concerning Parent or any of the Parent Subsidiaries incorporated by reference in the Proxy Statement-Prospectus.

                 Section 4.14    EMPLOYEE BENEFIT PLANS; ERISA.

                          (a)  Schedule 4.14 hereto sets forth a true and
complete list of each employee benefit plan, arrangement or agreement that is maintained, or was maintained or contributed to at any time during the six (6) calendar years preceding the date of this Agreement
(the "COMPANY PLANS"), by the Company or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment to create any additional plan or modify any existing Company Plan.

                          (b)  Each of the Company Plans that is subject to
ERISA is in compliance with ERISA in all material respects; each of the Company Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified, no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code; no Company Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor an ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of a Company Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Company Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Company Plan; and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability to or on account of a Company Plan pursuant to Title IV of ERISA.

                          (c)    The current value of the assets of
each of the Company Plans that are subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used by the Company Plans, exceeds the present value of the accrued benefits under each such Company Plan; no Company Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Company Plan is a multiple employer plan as defined in Section 413 of the Code; and all contributions or other amounts payable by the Company as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company. There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto.

                          (d)  Neither the Company nor any ERISA
Affiliate, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any Company
Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. No amounts payable under the Company Plans will, individually or in the aggregate, fail to be de-ductible for federal income tax purposes by virtue of Section 280G of the Code. No Company Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service other than
(i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                 Section 4.15    VOTE REQUIRED.  The affirmative vote
of the holders of a majority of the outstanding shares of Company Common
Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Board of Directors of the Company (at a meeting duly called and held) has unanimously
(i) approved this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the holders of Company Common Stock and
(iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption.

                 Section 4.16 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Allen & Company Incorporated ("Allen & Company"), dated October 30, 1995, substantially to the effect that the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view, a copy of which opinion has been delivered to Parent.

                 Section 4.17 MBCA SECTIONS 302A.671 AND 302A.673. Prior to the date hereof, the full Board of Directors of the Company has approved this Agreement and, assuming that Parent is not, and prior to the Effective Time will not be, the "beneficial owner" (as such term is defined in Section 302A.011 of the MBCA) of any shares of Company Common Stock other than pursuant to the Voting Agreement, the Merger and the other transactions contem-plated hereby will not be subject to the provisions of Section 302A.671 or
Section 302A.673 of the MBCA.

                 Section 4.18    AFFILIATE TRANSACTIONS.  Except as
disclosed in the Company SEC Reports, there are no material Contracts or other transactions between the Company, on the one hand, and any (i) officer or director of the Company, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                 Section 4.19 BROKERS. Except for its financial advisor, Allen & Company, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


                               ARTICLE ARTICLE V


                    REPRESENTATIONS AND WARRANTIES OF PARENT
                    ----------------------------------------

         Parent represents and warrants to the Company as follows:

                 Section 5.1 ORGANIZATION. (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a Parent Material Adverse Effect (as hereinafter defined). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

                          (b)  Schedule 5.1(b) lists all of the Subsidiaries
of Parent which would be required to be set forth as an exhibit to Parent's Annual Report on Form 10-K pursuant to the rules and regulations under the Exchange Act (the "PARENT SUBSIDIARIES"). Each of the Parent Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted, except for failures, if any, to be so organized, validly existing or in good standing or to have such corporate power and authority which would not in the aggregate have a Parent Material Adverse Effect.

                          (c)  The copies of the Certificate of
Incorporation and By-Laws of Parent heretofore delivered to the Company are complete and correct copies of such instruments as presently in effect.

                          (d)  As used in this Agreement, any reference to
any event, change or effect having a "PARENT MATERIAL ADVERSE EFFECT" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Parent and the Parent Subsidiaries taken as a whole or to the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement.

                 Section 5.2    CAPITALIZATION.

                          (a)  As of the date of this Agreement, the
authorized capital stock of Parent consists of 60,000,000 shares of Parent Common Stock, of which 25,152,779 shares are issued and outstanding; 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding and one share of special voting stock, par value $1.00 per share (the "Special Voting Share") which is issued and outstanding. The Special Voting Share entitles the holder thereof, a Parent Subsidiary, to vote, together with the holders of Parent Common Stock, on all matters submitted for the vote of the holders of Parent Common Stock. The number of votes represented by the Special Voting Share is equal to the number of shares of such Parent Subsidiary outstanding which are exchangeable into shares of Parent Common Stock. As of the date of this Agreement, options to acquire 3,317,331 shares of Parent Common Stock (the "PARENT STOCK OPTIONS") are outstanding under all stock option plans of Parent; 4,128,719 shares of Parent Common Stock are reserved for issuance pursuant to the Parent Stock Options and all other employee benefit plans of Parent and Parent Common Stock warrants; 1,641,082 shares of Parent Common Stock are reserved for issuance related to shares of capital stock of a Parent Subsidiary exchangeable into shares of Parent Common Stock; and 7,594,340 shares of Parent Common Stock are reserved for issuance in exchange for Parent's 5 1/2% Senior Convertible Notes due 2000. All of the shares of Parent Common Stock issuable in exchange for shares of Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

                          (b)  The authorized capital stock of Sub
consists of one share of Sub Common Stock, which share, as of the date hereof, is issued and outstanding, owned by Parent and is validly issued, fully paid and nonassessable.

                          (c)  Except as disclosed in this Section 5.2 or in
the Parent SEC Reports (as hereinafter defined), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Parent or Sub any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent or Sub, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) other than the Voting and Exchange Trust Agreement dated as of February 4, 1994 among Parent, SoftKey Software Products Inc. and the R-M Trust Company with respect to the Special Voting Share, there is no voting trust or other agreement or understanding to which Parent or Sub is a party or is bound with respect to the voting of the capital stock of Parent or Sub.

                          (d)  Except for qualifying shares required by
certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Parent Subsid-iaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by Parent, free of any Liens, preemptive rights or other restrictions with respect thereto.

                 Section 5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the transactions contemplated on their part hereby have been duly authorized by their respective Boards of Directors, and by Parent as the sole stockholder of Sub, and, except for the approval of Parent's stockholders (including the votes represented by the Special Voting Share) to be sought at the stockholders' meeting contemplated by Section 7.4(b), no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

                 Section 5.4    CONSENTS AND APPROVALS; NO VIOLATIONS.
Neither the execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of (x) the Certificate of Incorporation or By-Laws of Parent or of Sub or (y) the organizational documents of the Parent Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the applicable provisions of the HSR Act, the filing of the Proxy Statement-Prospectus under the Exchange Act, filings or approvals required under state or foreign laws relating to takeovers, if applicable, state securities or "blue sky" laws, the By-Laws of the NASD, and the filing and recordation of Articles of Merger as required by the MBCA, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Parent or any Parent Subsidiaries pursuant to, any of the terms, conditions or provisions of any material Contract to which Parent or Sub or any other Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub or any other Parent Subsidiary or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), where the failure to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in any such case, a Parent Material Adverse Effect.

                 Section 5.5 REPORTS AND FINANCIAL STATEMENTS. Parent has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act since January 1, 1994 (collectively, the "PARENT SEC REPORTS"), and has previously made available to the Company true and complete copies of all such Parent SEC Reports. Such Parent SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods then ended. Since January 1, 1994, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Parent or any of its consolidated Subsidiaries.

                 Section 5.6    ABSENCE OF CERTAIN CHANGES OR EVENTS;
MATERIAL AGREEMENTS. Except as set forth in the Parent SEC Reports filed as of the date of this Agreement, since December 31, 1994, (i) neither Parent nor the Parent Subsidiaries has conducted its business and operations other than in the ordinary course of business and consistent with past practices (except for the discontinuation of operations in certain Subsidiaries acquired by Parent) and (ii) there has not been any fact, event, circumstance or change affecting or relating to Parent and the Parent Subsidiaries which has had or is reasonably likely to have a Parent Material Adverse Effect.

                 Section 5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports filed as of the date of this Agreement or which were incurred after June 30, 1995 in the ordinary course of business and consistent with past practices, none of Parent and the Parent Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) or which could reasonably be expected to have a Parent Material Adverse Effect.

                 Section 5.8 NO DEFAULT. Neither Parent nor any Parent Subsidiary is in breach or violation, or in default under (and no event has occurred which with notice or the lapse of time or both would constitute such a breach, default or violation) of any term, condition or provision of (a) the Parent's Certificate of Incorporation or By-Laws, or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Parent or any Parent Subsidiary or any of their properties or assets or (y) any Contract to which the Parent or a Parent Subsidiary is a party or by which Parent or a Parent Subsidiary or any of their properties or assets may be bound except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, would not have a Parent Material Adverse Effect.

                 Section 5.9 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by Parent or Sub for inclusion in (i) the Registration Statement or (ii) the Proxy Statement-Prospectus will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to statements made therein based on information supplied by the Company or its representatives for inclusion in the Registration Statement or the Proxy Statement-Prospectus or with respect to information concerning the Company incorporated by reference in the Registration Statement or the Proxy Statement-Prospectus.

                 Section 5.10    VOTE REQUIRED.  The affirmative vote of
the holders of a majority of the shares of Parent Common Stock (including the votes represented by the Special Voting Share) present in person or represented by proxy at the stockholders meeting of Parent contemplated by
Section 7.4(b) (provided that the shares so present or represented constitute a majority of the outstanding shares of Parent Common Stock) is the only vote of the holders of any class or series of Parent capital stock necessary to approve the issuance of shares of Parent Common Stock pursuant to the Merger. The affirmative vote of Parent, as the sole stockholder of all outstanding shares of Sub Common Stock, is the only vote of the holders of any class or series of Sub capital stock necessary to approve the Merger. The Board of Directors of Parent (at a meeting duly called and held) has unanimously (i) approved this Agreement,
(ii) determined that the transactions contemplated hereby are fair to and in the best interests of Parent and the holders of Parent Common Stock, and (iii) determined to cause Parent, as the sole stockholder of Sub, to approve and adopt this

Agreement. The Board of Directors of Sub (by unanimous written consent) has approved this Agreement.

                 Section 5.11 OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of Bear, Stearns & Co. Inc. ("BEAR STEARNS"), dated October 30, 1995, substantially to the effect that the Merger is fair to the stockholders of Parent from a financial point of view, a copy of which opinion has been delivered to the Company.


                               ARTICLE ARTICLE VI


                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

                 Section 6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as set forth on Schedule 6.1 or as otherwise expressly contemplated by this Agreement:

                          (a)  the Company shall conduct its business only in
the ordinary and usual course consistent with past practice, and the Company shall use its reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it; the Company shall not hire any person to any position within the Company or as a consultant to the Company where the total annual compensation payable to such person, whether in cash or otherwise, would exceed $75,000;

                          (b)  the Company shall not (i) amend its charter,
by-laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

                          (c)  the Company shall not (i) authorize for
issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscrip-tions, rights to purchase or otherwise), except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement; (ii) merge or consolidate with another entity
(other than transactions pending as of the date hereof that have been disclosed to Parent); (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business and consistent with past practice; (vii) make any loans, advances or capital contributions to, or investments in, any other person; (viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; (ix) permit any insurance policy naming the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or
(x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;
                          (d)  the Company shall not (i) adopt, enter into,
terminate or amend (except as may be required by applicable law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation in the ordinary course of business consistent with past practice), or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan (including the Company Stock Options);

                          (e)  the Company shall not take any action with
respect to, or make any material change in, its accounting policies or procedures;

                          (f)  the Company shall not knowingly take any
action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

                          (g)  the Company shall not make any Tax election
or settle or compromise any income Tax liability or file any income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company;

                          (h)  the Company shall not propose, adopt, approve
or implement any Stockholder Rights Plan which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Voting Agreement, in each case by the respective parties thereto.

                 Section 6.2 CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. Prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

                          (a)  the business of Parent and the Parent
Subsidiaries shall be conducted only in the ordinary and usual course consistent with past practice, and Parent shall use its reasonable efforts to preserve intact the present business organization, to keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

                          (b)  Parent shall not declare, set aside or pay
any dividend or other distribution payable in cash, stock or property;

                          (c)  Parent shall not split, combine or reclassify
the outstanding Parent Common Stock;

                          (d)  neither Parent nor Sub shall take any action
with respect to, or make any material change in, its accounting policies or procedures;

                          (e)  neither Parent nor Sub shall knowingly take any
action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                 Section 6.3 CONDUCT OF BUSINESS OF SUB. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.


                              ARTICLE ARTICLE VII


                             ADDITIONAL AGREEMENTS
                             ---------------------

                 Section 7.1 ACCESS AND INFORMATION. Each of the Company and Parent shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents and subject to any confidentiality provisions applicable to communications between any party and its counsel) and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information so acquired in accordance with the terms of the confidentiality agreement, dated October 18, 1995 between Parent and the Company (the "CONFIDENTIALITY AGREEMENT").

                 Section 7.2 NO OTHER NEGOTIATIONS. (a) Upon execution of this Agreement, the Company is not engaged in or shall immediately terminate, any discussions with any third party concerning an Alternative Acquisition
(as defined below). From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly, (a) solicit, engage in discussions or negotiate with any person (whether such discussions or negotiations are initiated by the Company or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "ALTERNATIVE ACQUISITION"), (b) provide information with respect to the Company to any person, other than Parent, relating to a possible Alternative Acquisition by any person, other than Parent, (c) enter into an agreement with any person, other than Parent, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by Parent.

                 Notwithstanding the foregoing, the restrictions set forth in this Agreement shall not prevent the Board of Directors of the Company (or its agents pursuant to its instructions) from taking any of the following actions:
(a) furnishing information concerning the Company and its business, properties and assets to any third party or (b) negotiating with such third party concerning an Alternative Acquisition provided that all of the following events shall have occurred: (1) such third party has made a written proposal to the Board of Directors of the Company (which proposal may be conditional) to consummate an Alternative Acquisition which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of the Company, and if consummated, based on the advice of the Company's investment bankers, the Board of Directors of the Company has determined is financially more favorable to the stockholders of the Company than the terms of the Merger (a "SUPERIOR PROPOSAL"); (2) the

Company's Board of Directors has determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Superior Proposal; (3) the Board of Directors of the Company shall have determined, after consultation with its outside legal counsel, that the fiduciary duties of the Board of Directors of the Company require the Company to furnish information to and negotiate with such third party; and (4) Parent shall have been notified in writing of such Superior Proposal, including all of its terms and conditions, and shall have been given copies of such proposal. Notwithstanding the foregoing, the Company shall not provide any non-public information to such third party unless (1) the Company has prior to the date thereof provided such information to Parent's representatives; (2) the Company has notified Parent in advance of any such proposed disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed; and (3) the Company provides such non-public information pursuant to a nondisclosure agreement with terms which are at least as restrictive as the nondisclosure agreement heretofore entered into between Parent and the Company.

                 In addition to the foregoing, the Company shall not accept or enter into any agreement concerning an Alternative Acquisition for a period of not less than 48 hours after Parent's receipt of a copy of such proposal of an Alternative Acquisition. Upon compliance with the foregoing, the Company shall be entitled to (1) not recommend or change its recommendation concerning the Merger; and (2) enter into an agreement with such third party concerning an Alternative Acquisition provided that the Company shall immediately make payment in full to Parent of the Termination Fee as defined in Section 9.2(b) below.

                          (b)  If the Company receives any unsolicited offer
or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, the Company shall notify Parent thereof within twenty-four hours of the Company's receipt thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

                 The Company shall be entitled to provide copies of this
Section 7.2 to third parties who on an entirely unsolicited basis after the date hereof, contact the Company concerning an Alternative Acquisition; provided that Parent shall concurrently be notified of such contact and the delivery of such copy.

                 Section 7.3 REGISTRATION STATEMENT. As promptly as practicable, Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement-Prospectus and Parent, in consultation with the Company, shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable. Parent shall also use its reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement in the Merger. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of shares of Parent Common Stock.
If at any time prior to the Effective Time any event or circumstance relating to Parent, any Subsidiary of Parent, the Company, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement-Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

                 Section 7.4    PROXY STATEMENT-PROSPECTUS; STOCKHOLDER
                                APPROVALS.

                          (a)  The Company, acting through its Board
of Directors, shall, subject to and in accordance with applicable law and its Articles of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law as advised by outside legal counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Proxy Statement-Prospectus such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approval.

                          (b)  Parent, acting through its Board of Directors,
shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Parent Common Stock for the purpose of voting to approve the issuance of the shares of Parent Common Stock to be issued in the Merger, and, subject to the fiduciary duties of the Board of Directors of Parent under applicable law as advised by outside counsel, (i) recommend approval of such issuance by the stockholders of Parent and include in the Proxy Statement-Prospectus such recommendation, and
(ii) take all reasonable and lawful action to solicit and obtain such approval.

                          (c)  Parent and the Company, as promptly as
practicable (or with such other timing as Parent and the Company mutually agree), shall cause the definitive Proxy Statement-Prospectus to be mailed to the Company's stockholders.

                          (d)  At or prior to the Closing, each of Parent
and the Company shall deliver to the other a certificate of its Secretary setting forth the voting results from its stockholder meeting.

                Section 7.5    COMPLIANCE WITH THE SECURITIES ACT.

                          (a)  At least 30 days prior to the Effective Time,
the Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, at the record date for the Company's stockholders' meeting convened in accordance with Section 7.4(a) hereof, "affiliates" of the Company as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act (the "AFFILIATES").

                          (b)  The Company shall use its reasonable best
efforts to cause each person who is identified as one of its Affiliates in its list referred to in Section 7.5(a) above to deliver to Parent (with a copy to the Company), at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit B, (the "AFFILIATE LETTERS").

                          (c)  If any Affiliate of the Company refuses to
provide an Affiliate Letter, Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed
(i) pursuant to an effective registration statement under the Securities Act,
(ii) in compliance with Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

                 Section 7.6 BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to the Confidentiality Agreement, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the sub-stance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Parent and the Surviving Corporation shall take all such necessary action. Each of the parties will use its reasonable efforts to ensure that the tax opinion to be delivered by its counsel pursuant to Section 8.2(d) or 8.3(c), as the case may be, be delivered and not withdrawn or modified in any material respect (including with respect to any restructuring of the Merger contemplated by Section 1.1 hereof).

                 Section 7.7 VOTING AGREEMENT. Concurrently herewith, and as an essential inducement for Parent's entering into this Agreement, Parent is entering into the Voting Agreement with North American Fund II, L.P. ("NORTH AMERICAN") with respect to certain shares of Company Common Stock owned (beneficially or of record) by North American.

                 Section 7.8 COMPANY STOCK OPTIONS. At the Effective Time, each of the Company Stock Options which is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted automatically into an option to purchase shares of Parent Common Stock (a "NEW OPTION") in an amount and at an exercise price determined as provided below:

                          (a)  The number of shares of Parent Common Stock
to be subject to the New Option shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original option and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                          (b)  The exercise price per share of Parent
Common Stock under the New Option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, except that all references to the Company shall be deemed to be references to Parent and provided that as to each employee of the Company identified on SCHEDULE 7.8, Parent agrees to take all necessary action to provide that upon such employee's termination of employment with Parent or with any Subsidiary of Parent for any reason, other than a voluntary termination by such employee or termination for Cause (as defined herein), each New Option held by each such employee shall become fully vested. As used herein the term "Cause" means (x) the willful and continued failure of the employee to perform his duties and responsibilities with the Surviving Corporation or to comply with reasonable directions of his superiors that is not cured to the Surviving Corporation's satisfaction within 15 days after written notice to the employee by such superiors specifying in reasonable detail the manner in which the employee has failed to perform such duties and responsibilities or comply with such directions; (y) the conviction of the employee of a criminal offense involving fraud, dishonesty or moral turpitude; or (z) the engaging by the employee in any act which is intended to be, and is, materially injurious to the Parent, monetarily or otherwise which is not cured (if curable) to the Surviving Corporation's satisfaction within 15 days after notice to the employee by such employee's superiors. Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement for purposes of registering all shares of Parent Common Stock issuable after the Effective Time upon exercise of the New Options, and use all reasonable efforts to have such registration statement or post-effective amendment become effective with respect thereto as promptly as practicable after the Effective Time.

                 Section 7.9    PUBLIC ANNOUNCEMENTS.  Each of Parent,
Sub, and the Company agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with the NNM or any national securities exchange and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

                 Section 7.10    DIRECTORS' AND OFFICERS' INDEMNIFICATION.
All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors and officers of the Company under the provisions existing on the date hereof in the Company's Articles of Incorporation or By-Laws shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, the Surviving Corporation shall assume all obligations of the Company in respect thereof as to any claim or claims asserted prior to or within a six-year period immediately after the Effective Time.

                 Section 7.11    EXPENSES.  Except as otherwise set forth in
Section 9.2(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that sixty percent (60%) and forty percent (40%) of the following expenses shall be borne by Parent and the Company, respectively: (i) the filing fee in connection with filings under the HSR Act,
(ii) the expenses incurred in connection with printing the Registration Statement and the Proxy Statement and (iii) the filing fee with the SEC relating to the Registration Statement or the Proxy Statement.

                 Section 7.12    LISTING APPLICATION.  Parent will use
its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger to be listed for quotation on the NNM.

Section 7.13 SUPPLEMENTAL DISCLOSURE. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.13 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

                 Section 7.14    LETTERS OF ACCOUNTANTS.

                          (a)  Parent shall use all reasonable efforts to
cause to be delivered to the Company a letter of Coopers & Lybrand
L.L.P., Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

                          (b)  The Company shall use all reasonable best
efforts to cause to be delivered to Parent a letter of Deloitte & Touche, the Company's independent auditors, dated a date within two business days before the date on which the Registration State shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

                 Section 7.15    CONVEYANCE TAXES.  Parent and the
Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer, and stamp taxes, (ii) any recording, registration and other fees, and (iii) any similar taxes or fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

                 Section 7.16    NON-SOLICITATION OF EMPLOYEES.  Each of
Parent and the Company agree, for a period of one year from the date hereof, not to directly or indirectly solicit any employee of the other or to induce or encourage any employee of the other to terminate such employee's employment.

                 Section 7.17 EXCHANGE ACT FILINGS. For so long as Parent may be required to do so pursuant to the Purchase Agreements with the purchasers of its 5 1/2% Senior Convertible Notes Due 2000, Parent shall timely file with the SEC all reports required to be filed with the SEC pursuant to the Exchange Act.


                              ARTICLE ARTICLE VIII


                    CONDITIONS TO CONSUMMATION OF THE MERGER
                    ----------------------------------------

                 Section 8.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO
EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                          (a)  HSR Approval.  Any waiting period applicable to
the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

                          (b)  Stockholder Approval.  This Agreement and
the transactions contemplated hereby shall have been approved and adopted by the requisite vote (as described in Section 4.15) of the stockholders of the Company in accordance with applicable law and the issuance of the shares of Parent Common Stock to be issued in the Merger shall have been approved by the requisite vote (as described in Section 5.10) of the stockholders of Parent in accordance with the requirements of the rules of the NNM.

                          (c)  NNM Listing for Quotation.  The shares
of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement in the Merger shall have been authorized for listing on the NNM, upon official notice of issuance.

                          (d)  Registration Statement.  The Registration
Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

                          (e)  No Order.  No Governmental Entity (including
a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; PROVIDED, HOWEVER, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                          (f)  Approvals.  Other than the filing of Merger
documents in accordance with the MBCA, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity that are listed on
Schedule 8.1(f), or the failure of which to obtain, make or occur would have a material adverse effect at or after the Effective Time on Parent or the Surviving Corporation shall have been obtained, been filed or have occurred. Parent shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Parent Common Stock pursuant to this Agreement in the Merger.

                 Section 8.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

                          (a)  Representations and Warranties.  (i) The
aggregate effect of all inaccuracies in the representations and warranties of the Company set forth in this Agreement does not and will not have a material adverse effect on the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities) condition (financial or other) or results of operations of the Company and (ii) the representations and warranties of the Company that are qualified with reference to a Company Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                          (b)  Performance of Obligations of the Company.  The
Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                          (c)  Affiliate Letters. Parent shall have received
the Affiliate Letters from each of the Affiliates of the Company, as contemplated in Section 7.5.

                          (d)  Tax Opinion of Counsel.  Parent shall have
received an opinion of Skadden, Arps, Slate, Meagher & Flom ("SKADDEN, ARPS") dated on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of the Company to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

In rendering such opinion, Skadden, Arps may require and rely upon representations contained in certificates of officers of Parent, Sub and the Company, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; PROVIDED, HOWEVER, that the condition set forth in this Section 8.2(d) shall be deemed to be satisfied if Skadden, Arps is unable to render such opinion solely by reason of any of the holders of Company Common Stock refusing or failing to provide Skadden, Arps with requested representations. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to Skadden, Arps.

                 Section 8.3 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                          (a)  Representations and Warranties.  (i) The
aggregate effect of all inaccuracies in the representations and warranties of Parent set forth in this Agreement does not and will not have a material adverse effect on the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Parent and (ii) the representations and warranties of Parent contained in this Agreement that are qualified with reference to a Parent Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief operating officer of Parent to such effect.

                          (b)  Performance of Obligations of Parent and Sub.
Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief operating officer of Parent to such effect.

                          (c)  Tax Opinion of Counsel.  The Company shall
have received an opinion of Gardner, Carton & Douglas ("GARDNER, CARTON") dated on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of the Company to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

                 In rendering such opinion, Gardner, Carton may require and rely upon representations contained in certificates of officers of Parent, Sub and the Company, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; PROVIDED, HOWEVER, that the condition set forth in this Section 8.3(c) shall be deemed to be satisfied if Gardner, Carton is unable to render such opinion solely by reason of any of the holders of Company Common Stock refusing or failing to provide Gardner, Carton with requested representations. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to Gardner, Carton.


                               ARTICLE ARTICLE IX


                                  TERMINATION
                                  -----------

                 Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Parent or the Company:

                      (a)  by mutual consent of Parent and the Company;

                          (b)  by either Parent or the Company, if the
Merger shall not have been consummated before June 30, 1996 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party (or its Subsidiaries, if any) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

                          (c)  by either Parent or the Company, if any
permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable;

                          (d)  by Parent, if (i) there has been a breach of
any representations or warranties of the Company set forth herein the effect of which is a Company Material Adverse Effect, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company, or (iii) the Board of Directors of the Company
(x) fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or amends or modifies in a manner adverse to Parent and Sub its recommendation or approval in respect of this Agreement or the Merger, (y) makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition, or (z) takes any action prohibited by Section 7.2;

                          (e)  by the Company, if (i) there has been a
breach of any representations or warranties of Parent set forth herein the effect of which is a Parent Material Adverse Effect, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent or (iii) such termination is necessary to allow the Company to enter into an agreement with respect to a Superior Proposal (provided that the termination described in this clause (iii) shall not be effective unless and until the Company shall have paid to

Parent in full the fee and expense reimbursement described in Section 9.2(b))

                  Section 9.2    EFFECT OF TERMINATION.

                          (a)  In the event of termination of this Agreement
pursuant to this Article IX, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this Section 9.2, Section 7.1 and Section 7.11, and except that nothing herein shall relieve any party from liability for any breach of this Agreement, except that Parent and the Company shall have no rights with respect to the recovery of expenses, except as provided for in Sections 9.2(b)(i) and 9.2(b)(ii), respectively.

                          (b)(i)  If Parent shall have terminated this
Agreement pursuant to Section 9.1(d)(i) or (ii) or if this Agreement is terminated pursuant to Section 9.1(a) or 9.1(b) and this Agreement and the Merger shall have failed to receive the requisite vote of the stockholders of the Company at the meeting of the stockholders of the Company called to vote thereon, then the Company shall promptly reimburse Parent for all out-of-pocket expenses, up to an amount of Two Million Dollars ($2,000,000), incurred in connection with the transactions contemplated hereby.

                                   (ii)    If the Company shall have terminated
this Agreement pursuant to Section 9.1(e)(i) or (ii) or if this Agreement is terminated pursuant to Section 9.1(a) or 9.1(b) and this Agreement and the issuance of shares of Parent Common Stock pursuant hereto shall have failed to receive the requisite vote of the stockholders of Parent called to vote thereon, then Parent shall promptly reimburse the Company for all out-of-pocket expenses, up to an amount of Two Million Dollars ($2,000,000), incurred in connection with the transactions contemplated hereby.

                                  (iii)    If Parent shall have terminated this
Agreement pursuant to Section 9.1(d)(iii) or the Company shall have terminated this Agreement pursuant to Section 9.1(e)(iii), then in any such case the Company shall promptly, but in no event later than two business days after the date of such termination, pay Parent a termination fee of Ten Million Dollars ($10,000,000) and shall have no obligation to pay any amounts under Section 9.2(b)(i).

                                   (iv)    If this Agreement is terminated
pursuant to Section 9.1(a) or 9.1(b) and the Board of Directors of Parent (A) withdraws or amends or modifies in any manner adverse to the Company its recommendation with respect to this Agreement or (B) makes any recommendation with respect to any proposed acquisition of Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (an "ACQUISITION TRANSACTION") other than a recommendation to reject such Acquisition Transaction and in either such case the stockholders of Parent shall not approve the issuance of the shares of Parent Common Stock in the Merger, then Parent shall promptly, but in no event later than two business days after the date of such termination, pay the Company a termination fee of Ten Million Dollars ($10,000,000) and shall have no obligation to pay any amounts under Section 9.2(b)(ii).

                                    (v)    Notwithstanding any other provision
hereof, no fee or expense reimbursement shall be paid pursuant to this Section 9.2(b) to any party who shall be in material breach of its obligations hereunder.


                               ARTICLE ARTICLE X


                               GENERAL PROVISIONS
                               ------------------

                 Section 10.1 AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Sub and the Company with respect to any of the terms contained herein; PROVIDED, HOWEVER, that after any approval and adoption of this Agreement by the stockholders of the Company, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such stockholders, without the further approval of such stockholders.

                 Section 10.2 WAIVER. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the

Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

                 Section 10.3    SURVIVABILITY; INVESTIGATIONS.  The
respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time.

                 Section 10.4    NOTICES.  All notices and other
communications hereunder shall be in writing and shall be deemed given if delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                          (a)  If to Parent or Sub, to:

                          SoftKey International Inc.
                          One Athenaeum Street
                          Cambridge, MA  02142
                          Attention:  Office of the General
                                             Counsel
                          Telecopier No.: (617) 494-5660
                 with copies to:

                          Skadden, Arps, Slate, Meagher & Flom
                          One Beacon Street
                          Boston, MA  02108
                          Attention:  Louis A. Goodman, Esq.
                          Telecopier No.: (617) 573-4822

                          and

                          (b)  if to the Company, to:

                          Minnesota Educational Computing
                           Corporation (MECC)
                          6160 Summit Drive North
                          Minneapolis, MN  5540-4003
                          Attention: Chief Executive Officer
                          Telecopier No.: (612) 569-1551

                 with a copy to:

                          Gardner, Carton & Douglas
                          321 North Clark Street
                          Chicago, IL  60610-4795
                          Attention:  Charles R. Manzoni, Jr., Esq.
                          Telecopier No.: (312) 644-3381

                 Section 10.5 DESCRIPTIVE HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, an association, a trust, a Governmental Entity or an unincorporated organization or other entity.

                 Section 10.6 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Schedules and other documents and instruments referred to herein), together with the Confidentiality Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Except for Sections 7.8, 7.10 and 7.17, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; PROVIDED that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

                 Section 10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

                 Section 10.8 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                 Section 10.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREFORE, each of Parent, Sub and the Company has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                           PARENT:
                                           ------

                                           SOFTKEY INTERNATIONAL INC.


                                           By: /s/ Michael J. Perik
                                              ----------------------------
                                           Name:  Michael J. Perik
                                           Title:  Chairman and Chief
                                                    Executive Officer


                                           SUB:
                                           ---

                                           SCHOOLCO INC.


                                           By: /s/ Michael J. Perik
                                              ----------------------------
                                              Name:  Michael J. Perik
                                              Title:  Chairman and Chief
                                                        Executive Officer



                                           THE COMPANY:
                                           -----------

                                           MINNESOTA EDUCATIONAL COMPUTING
                                             CORPORATION (MECC)


                                           By: /s/ Charles L. Palmer
                                              ----------------------------
                                                Name:  Charles L. Palmer
                                                Title:  Chairman

                                                                    EXHIBIT A
                                                                    ---------
                                VOTING AGREEMENT
                                ----------------


                 VOTING AGREEMENT (the "Agreement"), dated as of October 30, 1995, between North American Fund II, L.P., a Delaware limited partnership and a stockholder (the "Stockholder") of Minnesota Educational Computing Corporation (MECC), a Minnesota corporation (the "Company"), and SoftKey International Inc., a Delaware corporation ("Parent").

                 WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and SchoolCo Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement; and

                 WHEREAS, upon consummation the Merger, the stockholders of the Company will receive a number of shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined in the Merger Agreement) for each share of common stock, par value $.01 per share (the "Company Common Stock") of the Company owned by them;

                 WHEREAS, the Stockholder owns of record and beneficially 1,461,762 shares of Company Common Stock wishes to enter into this Agreement with respect to 794,284 of such shares (such 794,284 shares of Company Common Stock being referred to as the "Shares"); and

                 WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and to deliver an irrevocable proxy to Parent to vote the Shares at a meeting of the Company's stockholders, in favor of approval and adoption of the Merger Agreement.

                 NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                      1. AGREEMENT TO VOTE SHARES. The Stockholder agrees during the term of this Agreement to vote the Stockholder's Shares, in person or by proxy, (a) in favor of approval and adoption of the Merger Agreement and the Merger at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, and (b) against an Alternative Acquisition (as such term is defined in the Merger Agreement). The Stockholder agrees to deliver to Parent upon request immediately prior to any vote contemplated by clause (a) or (b) above a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Minnesota law, and Parent agrees to vote the Shares subject to each such Proxy in favor of approval and adoption of the Merger Agreement and the Merger. Notwithstanding anything herein to the contrary, the obligation of the Stockholder to vote its Shares in accordance with the terms of this Agreement and to deliver the Proxy, and the validity of a Proxy delivered hereunder, will be conditional on the Parent Price (as hereinafter defined) being at least $30. The "Parent Price," as used herein, refers to the volume weighted average of the closing prices of Parent Common Stock on the Nasdaq National Market for the twenty full trading days immediately preceding the meeting of the stockholders of the Company (or adjournment thereof) at which the Merger and the Merger Agreement are considered.

                      2. NO VOTING TRUSTS. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

                      3. LIMITATION ON DISPOSITIONS AND PROXIES. During the term of this Agreement, the Stockholder agrees not to sell, assign, pledge, transfer or otherwise dispose of, or grant any proxies with respect to (except for a Proxy or a proxy which is not inconsistent with the terms of this Agreement) any of the Stockholder's Shares.

                      4. SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                      5. TERM OF AGREEMENT; TERMINATION. Subject to Section 9(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time, and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

                      6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder represents and warrants to Parent that, as of the date hereof, (a) such Stockholder has full legal power and authority to execute and deliver this Agreement and the Proxy, and (b) such Stockholder's Shares are free and clear of all proxies (except for a proxy which is not inconsistent with the terms of this Agreement).

                      7. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

               8. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 If to Parent:

                          SoftKey International Inc.
                          One Athenaeum Street
                          Cambridge, MA  02142
                          Attention:  Office of the General Counsel
                          Telecopy:  (617) 494-5660

                 With a copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          One Beacon Street
                          Boston, Massachusetts  02108
                          Attention:  Louis A. Goodman, Esq.
                          Telecopy:  (617) 573-4822

                 If to Stockholder:

                          North American Fund II, L.P.
                          135 South LaSalle Street, Suite 4000
                          Chicago, IL  60603
                          Attention:  Charles L. Palmer
                          Telecopy:  (312) 332-1540

                 With a copy to:

                          Gardner, Carton & Douglas
                          Quaker Tower, Suite 3400
                          321 North Clark Street
                          Chicago, IL  60160-4795
                          Attention:  Charles R. Manzoni, Jr., Esq.
                          Telecopy:  (312) 644-3381

                     9.    MISCELLANEOUS.

                          (a)  This Agreement shall be deemed a contract made
under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

                          (b)  If any provision of this Agreement or the
application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                          (c)  This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                          (d) All Section headings herein are for convenience of
reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                          (e) The obligations of the Stockholder set forth in
this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                           SOFTKEY INTERNATIONAL INC.



                                           By:________________________
                                              Name:  Michael J. Perik
                                              Title:  Chairman and Chief
                                                        Executive Officer



                                           NORTH AMERICAN FUND II, L.P.



                                           By:________________________
                                              Name:
                                              Title:

                                                                       (ANNEX A)


                                 FORM OF PROXY


                 The undersigned, for consideration received, hereby appoints SoftKey International Inc., a Delaware corporation ("Parent"), its proxy to vote 794,284 shares of Common Stock, par value $.01 per share, of Minnesota Educational Computing Corporation (MECC), a Minnesota corporation (the "Company"), owned by the undersigned and described in the Voting Agreement referred to below and which the undersigned is entitled to vote at any meeting of stockholders of the Company, and at any adjournment thereof, to be held for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 30, 1995 (the "Merger Agreement"), by and among the Company, Parent, and SchoolCo Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("Sub"), providing for the merger (the "Merger") of Sub with and into the Company, FOR such proposal and AGAINST any Alternative Acquisition (as such term is defined in the Merger Agreement). This proxy is subject to the terms of the Voting Agreement, is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to such 794,284 shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement, dated as of October 30, 1995 between the undersigned and Parent, a copy of such Agreement being attached hereto, terminates in accordance with its terms.


                                           Dated __________________, 199_




                                           NORTH AMERICAN FUND II, L.P.



                                           By:________________________
                                              Name:
                                              Title:

                                                                EXHIBIT B
                                                                ---------

                            FORM OF AFFILIATE LETTER



                               [          ], 1995



SoftKey International Inc.
One Athenaeum Street
Cambridge, Massachusetts  02142
ATTENTION:  General Counsel

Gentlemen:

                 I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Minnesota Educational Computing Corporation
(MECC), a Minnesota corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of October 30, 1995 (the "Agreement"), by and among SoftKey International Inc., a Delaware corporation ("Parent"), SchoolCo Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Parent will acquire all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") and Sub will merge with and into the Company (the "Merger").

                 As a result of the Merger, I may receive shares of Common Stock, par value $.01 per share of Parent ("Parent Common Stock"). I would receive the Parent Common Stock in exchange for shares (or options for shares) owned by me of Company Common Stock.

                 I represent, warrant and covenant to Parent that in the event I receive Parent Common Stock as a result of the Merger:

SoftKey International Inc.
[           ], 1995
Page 2 of 4 Pages


           A. I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

           B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

           C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

           D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

           E. I also understand that there will be placed on the certificates for the Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE

SoftKey International Inc.
[           ], 1995
Page 3 of 4 Pages


         SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN
         ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED       , 1995 BETWEEN
         THE REGISTERED HOLDER HEREOF AND SOFTKEY INTERNATIONAL INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SOFTKEY INTERNATIONAL INC."

           F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to any transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

         *[We understand, and you agree, that, notwithstanding anything herein to the contrary, we may distribute the Parent Common Stock received by us in the Merger to our partners in accordance with the terms of our partnership agreement so long as each partner receiving a





__________________________________

* To be inserted only into the Affiliate Letter to be executed by North American Fund II, L.P.

SoftKey International Inc.
[           ], 1995
Page 4 of 4 Pages


distribution of Parent Common Stock from us agrees to execute a letter agreement addressed to you containing substantially the same terms as this letter agreement.]

                 Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, as or a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.

                                                   Very truly yours,




                                                   ------------------------
                                                   Name:

Accepted this   day of
      , 1995, by

SOFTKEY INTERNATIONAL INC.


By
  ----------------------
  Name:
  Title: